UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2026

Vivid Seats Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40926	86-3355184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 E. Washington St., Ste. 900
Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 312 291-9966

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SEAT	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	SEATW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 14, 2026, the Board of Directors (the “Board”) of Vivid Seats Inc. (the “Company”) appointed Joseph Thomas as the Company’s Chief Financial Officer. Mr. Thomas’ employment with the Company began on January 19, 2026. He succeeds Edward Pickus, who served as the Company’s Interim Chief Financial Officer since November 3, 2025 and will continue to serve as the Company’s Chief Accounting Officer.

Mr. Thomas, 41, served from August 2023 to January 2026 as the Chief Financial Officer of Reliable Parts, a distributor and e-commerce retailer of appliance parts and accessories. Mr. Thomas’ background is in private equity, also serving since 2016 as a Managing Member of Fountain Square Industries and from 2010 to 2016 as a Principal of Svoboda Capital Partners, where he focused on distribution and technology-enabled service investments. Mr. Thomas began his career as an investment banking analyst specializing in mergers and acquisitions. He is a graduate of Indiana University.

Pursuant to an employment agreement, dated January 14, 2026, between Mr. Thomas and the Company, Mr. Thomas is entitled to: (i) an annual base salary of $350,000; (ii) an annual target bonus opportunity equal to 50% of his base salary; (iii) an annual equity award, beginning in 2027, in such form and amount as is determined by the Board; and (iv) participation in the Company’s benefit plans and programs. Mr. Thomas will also receive a one-time equity award, comprised of 152,905 restricted stock units, that will vest in quarterly installments such that it will be fully vested on December 11, 2027 (subject to his continued employment with the Company through the applicable vesting dates, except as otherwise provided in his employment agreement).

Mr. Thomas was not selected to serve as Chief Financial Officer pursuant to an arrangement or understanding with any other person, does not have a family relationship with any of the Company’s other directors and executive officers, and does not have an interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivid Seats Inc.

Date:	January 20, 2026	By:	/s/ Austin Arnett
Austin Arnett General Counsel and Corporate Secretary